Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8449	Lippert/Heilshorn & Associates, Inc.
investorrelations@raesystems.com	415-433-3777
bherrick@lhai.com
RAE Systems Reports Fourth Quarter and Year-End 2010 Results
— Reports Fourth Quarter 2010 Net Income from Continuing Operations of $1.9 Million, or $0.04 per
Basic and Fully Diluted Share —
SAN JOSE, Calif. — March 22, 2011 — RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental and government safety markets worldwide, reported results for the fourth quarter and year-ended December 31, 2010.
Fourth Quarter 2010 Financial Results
For the fourth quarter of 2010, RAE Systems reported revenue from continuing operations of $23.3 million, compared with $21.1 million for fourth quarter of 2009. The Americas contributed 53 percent of total revenue, Asia contributed 29 percent and Europe contributed 18 percent. Gross margin from continuing operations for the quarter was 61 percent, compared with 53 percent for the same quarter of 2009. Total operating expenses for the fourth quarter 2010 were $13.3 million, including legal and financial advisory expenses of approximately $1.5 million related to the company’s previously announced merger with a private equity firm, compared with $10.7 million for the fourth quarter of 2009.
On January 13, 2011, the company announced that it had signed a definitive agreement to sell its interest in its RAE Fushun joint venture. As a result, the company is accounting for RAE Fushun as a discontinued operation in 2010. This transaction resulted in a net loss from discontinued operations in the fourth quarter of $4.6 million, or $0.08 per basic and fully diluted share. Income from continuing operations was $1.9 million, or $0.04 per basic and fully diluted share. The consolidated net loss for the quarter was $2.7 million, or $0.04 per basic and fully diluted share compared with net income of $968,000, or $0.01 per basic and fully diluted share in the fourth quarter of 2009.

The net income from continuing operations in the fourth quarter of 2010 was primarily due to a favorable income tax benefit of $1.1 million. The principal factors contributing to this benefit were an increase in the company’s China entities’ deferred tax assets due to a tax rate adjustment in China and a decrease in the current tax provision related to passage of new U.S tax legislation in the fourth quarter.
Full Year 2010 Financial Results
For the full year 2010, RAE Systems reported revenue from continuing operations of $87.1 million, compared with $75.0 million in 2009. The Americas contributed 54 percent of total revenue, Asia contributed 28 percent and Europe contributed 18 percent. For the full year 2010, gross margin from continuing operations was 60 percent compared with 53 percent for 2009. Total operating expenses for the full year 2010 were $46.3 million, including legal and financial advisory expenses of approximately $3.1 million related to the company’s previously announced merger with a private equity firm, compared with $43.5 million for 2009.
The 2010 net loss for the full year included a $7.8 million loss, or $0.13 per basic and fully diluted share from the discontinuation of the RAE Fushun joint venture. 2010 income from continuing operations was $5.3 million, or $0.09 per basic and fully diluted share. The consolidated net loss for the full year of 2010 was $2.6 million or $0.04 per basic and fully diluted share, compared with a net loss of $5.8 million, or $0.10 per basic and fully diluted share for the same period in 2009.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas detection tubes, single gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 95 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$16,296	$17,153
Restricted cash	2,000	2,000
Trade notes receivable	2,018	1,527
Accounts receivable, net of allowances of $3,539 and $2,675, respectively	14,286	14,735
Accounts receivable from affiliate	200	322
Inventories	11,546	9,308
Prepaid expenses and other current assets	4,557	3,339
Income taxes receivable	130	659
Current assets of discontinued operation	6,093	10,130

Total current assets	57,126	59,173

Property and equipment, net	10,730	7,582
Intangible assets, net	196	544
Investments in unconsolidated affiliates	184	358
Other assets	393	1,325
Noncurrent assets of discontinued operation	3,478	9,892

Total assets	$72,107	$78,874

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,475	$5,725
Accounts payable to affiliate	25	92
Bank lines of credit	1,814	4,026
Accrued liabilities	11,957	11,962
Notes payable to related parties, current	278	370
Income taxes payable	128	—
Deferred revenue, current	557	603
Current liabilities of discontinued operation	5,790	4,719

Total current liabilities	26,024	27,497

Deferred revenue, non-current	776	615
Deferred tax liabilities, non-current	141	—
Deferred gain on sale of real estate	3,809	4,444
Other long-term liabilities	1,491	761
Notes payable to related parties, non-current	—	363
Noncurrent liabilities of discontinued operation	182	1,639

Total liabilities	32,423	35,319

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,512,064 and 59,438,328 shares issued and outstanding, respectively	59	59
Additional paid-in capital	65,041	63,832
Accumulated other comprehensive income	7,786	6,844
Accumulated deficit	(34,311)	(31,706)

Total RAE Systems Inc. shareholders’ equity	38,575	39,029
Noncontrolling interest	1,109	4,526

Total shareholders’ equity	39,684	43,555

Total liabilities and shareholders’ equity	$72,107	$78,874

RAE Systems Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net sales	$23,341	$21,138	$87,053	$74,993
Cost of sales	9,137	10,000	34,752	35,415

Gross profit	14,204	11,138	52,301	39,578

Operating expenses:
Sales and marketing	5,333	4,617	19,494	16,354
Research and development	1,847	1,549	7,077	5,956
General and administrative	6,084	4,534	19,691	21,149

Total operating expenses	13,264	10,700	46,262	43,459

Operating income (loss) from continuing operations	940	438	6,039	(3,881)
Other income (expense):
Interest income	4	17	66	46
Interest expense	(51)	(76)	(185)	(390)
Other, net	(42)	73	(177)	277
Equity in gain (loss) of unconsolidated affiliates	(60)	71	(173)	(109)

Income (loss) from continuing operations before income taxes	791	523	5,570	(4,057)
Income tax (expense) benefit	1,124	946	(297)	800

Income (loss) from continuing operations	1,915	1,469	5,273	(3,257)
Discontinued operations:
Loss from discontinued operations, net of tax	(7,331)	(683)	(11,178)	(3,457)
Net loss attributable to the noncontrolling interest	2,721	178	3,342	952

Loss from discontinued operations	(4,610)	(505)	(7,836)	(2,505)

Net income (loss)	(2,695)	964	(2,563)	(5,762)
Net income (loss) attributable to the noncontrolling interest	(42)	4	(42)	3

Net income (loss) attributable to RAE Systems Inc.	$(2,737)	$968	$(2,605)	$(5,759)

Earnings per common share — basic:
Continuing operations	$0.04	$0.02	$0.09	$(0.06)
Discontinued operations	(0.08)	(0.01)	(0.13)	(0.04)

Net loss per share — basic and diluted	$(0.04)	$0.01	$(0.04)	$(0.10)

Diluted net loss per share
Continuing operations	$0.04	$0.02	$0.09	$(0.06)
Discontinued operations	(0.08)	(0.01)	(0.13)	(0.04)

Diluted net loss per share	$(0.04)	$0.01	$(0.04)	$(0.10)

Weighted average common shares outstanding — Basic	59,512	59,390	59,439	59,367
Stock options	477	179	136	—

Weighted average common shares outstanding — Diluted	59,989	59,569	59,575	59,367

The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net sales:

	Three Months
	Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net sales	100%	100%	100%	100%
Cost of sales	39%	47%	40%	47%

Gross profit	61%	53%	60%	53%

Operating expenses:
Sales and marketing	23%	22%	23%	22%
Research and development	8%	7%	8%	8%
General and administrative	26%	22%	23%	28%

Total operating expenses	57%	51%	54%	58%

Operating income (loss) from continuing operations	4%	2%	6%	-5%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	0%	0%	0%	0%
Other, net	0%	0%	0%	0%
Equity in gain (loss) of unconsolidated affiliates	-1%	0%	0%	0%

Income (loss) from continuing operations before income taxes	3%	2%	6%	-5%
Income tax (expense) benefit	5%	5%	0%	1%

Income (loss) from continuing operations	8%	7%	6%	-4%
Discontinued operations:
Loss from discontinued operations, net of tax	-32%	-3%	-13%	-5%
Net loss attributable to the noncontrolling interest	12%	1%	4%	1%

Loss from discontinued operations	-20%	-2%	-9%	-4%

Net income (loss)	-12%	5%	-3%	-8%
Net (income) loss attributable to the noncontrolling interest	0%	0%	0%	0%

Net income (loss) attributable to RAE Systems Inc.	-12%	5%	-3%	-8%